October 11, 2022 Cameco Corporation and Brookfield Renewable Partners Joint Acquisition of Westinghouse Electric Company A final base shelf prospectus containing important information relating to the securities described in this document has been filed with the securities regulatory authorities in each of the provinces and territories of Canada. A copy of the final base shelf prospectus, any amendment to the final base shelf prospectus and any applicable shelf prospectus supplement that has been filed, is required to be delivered with this document. This document does not provide full disclosure of all material facts relating to the securities offered. Investors should read the final base shelf prospectus, any amendment and any applicable shelf prospectus supplement for disclosure of those facts, especially risk factors relating to the securities offered, before making an investment decision. Issuer Free Writing Prospectus Filed pursuant to Rule 433 Registration No.: 333-267625 Relating to Preliminary Prospectus Supplement dated October 11, 2022 to Prospectus dated September 26, 2022 October 11, 2022

Cameco Corporation ("Cameco", the "Company", "we", "our" or "us") has filed a preliminary prospectus supplement to its base shelf prospectus with the securities authorities in each of the provinces and territories of Canada and a registration statement on Form F-10 (No. 333-267625), including a base prospectus (the "Registration Statement"), with the Securities and Exchange Commission (the “SEC") for the offering of the Company's common shares to which this communication relates. Before you invest, you should read the base prospectus in that Registration Statement including the "Risk Factors" set forth therein and other documents the Company has filed with the SEC for more complete information about the Company and the offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, once available, if you request it from CIBC Capital Markets, 161 Bay Street, 5th Floor, Toronto, ON M5J 2S8 or by telephone at 1-416-956-6378 or by email at mailbox.canadianprospectus@cibc.com; or from Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, or by telephone: 1-866-471-2526, or by facsimile: 212-902-9316 or by emailing Prospectus-ny@ny.email.gs.com or Goldman Sachs Canada Inc., TD North Tower, 77 King Street West Suite 3400, Toronto, ON M5K 1B7. Information has been incorporated by reference in the base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated therein by reference may be obtained on request without charge from the secretary of the Company at 2121 – 11th Street West, Saskatoon, Saskatchewan, Canada, S7M 1J3, by telephone at (306) 956-6200, and are also available electronically at www.sedar.com and via EDGAR on the SEC website at www.sec.gov. A prospective investor should not rely on parts of the information contained in this presentation to the exclusion of others. Neither the Company nor any of the underwriters have authorized anyone to provide prospective investors with additional or different information. The Company and the underwriters are not offering to sell the common shares in any jurisdiction where the offer or sale of such securities is not permitted. Readers should not construe the contents of this presentation as legal, tax, regulatory, financial or accounting advice and are urged to consult with their own advisers in relation to such matters. Additional information about Cameco, including audited consolidated financial statements as at and for the years ended December 31, 2021 and 2020 and related MD&A, its unaudited interim consolidated financial statements as at and for the three- and six-month periods ended June 30, 2022 and 2021 and related MD&A and its Annual Information Form for the year ended December 31, 2021 are available on SEDAR at www.sedar.com and via EDGAR on the SEC website at www.sec.gov.  MARKET AND INDUSTRY DATA Cameco has obtained any market and industry data and other statistical information presented in this presentation from a combination of internal company surveys and third-party information. Such third-party publications and reports generally state that the information contained therein has been obtained from sources believed to be reliable. Although Cameco believes these publications and reports to be reliable, it has not independently verified the data or other statistical information contained therein, nor has it ascertained the underlying economic or other assumptions relied upon by these sources. Cameco has no intention and undertakes no obligation to update or revise any such information or data, whether as a result of new information, future events or otherwise, except as required by law. CURRENCY In this presentation, unless otherwise specified or the context requires otherwise, all dollar amounts are expressed in Canadian dollars.  FINANCIAL INFORMATION  Cameco financial information is prepared using International Financial Reporting Standards (“IFRS”) as prescribed by the International Accounting Standards Board. Brookfield WEC Holdings Sub-Aggregator LP (“Westinghouse” or “WEC”) financial information is prepared using United States Generally Accepted Accounting Principles (“U.S. GAAP”) prescribed by the Financial Accounting Standards Board.     Important Notes/Disclaimers

NON-IFRS AND NON-GAAP MEASURES This presentation contain references to certain non-IFRS and non-GAAP financial measures and industry metrics that are used by the Company and WEC, respectively, as indicators of financial performance, such as, (a) with respect to Cameco: “Adjusted EBITDA” , and (b) with respect to WEC: “Adjusted EBITDA”, “Adjusted EBITDA Margin”, “Adjusted free cash flow” and “Adjusted free cash flow margin”.  Management of the Company believes that these non-IFRS and non-GAAP measures provide useful information to investors regarding the financial condition and results of operations of the Company and WEC, respectively. These measures are not recognized measures under IFRS or U.S. GAAP, as applicable, and do not have a standardized meaning prescribed by IFRS or U.S. GAAP, as applicable, and are therefore unlikely to be comparable to similar measures presented by other companies. Accordingly, these measures should not be considered in isolation nor as a substitute for analysis of the Company’s financial information reported under IFRS or WEC’s financial information reported under U.S. GAAP. The company believes that these non-IFRS and non-GAAP measures may be useful supplemental information to assist investors, securities analysts and other interested parties in assessing the operational performance of the Company and WEC and their ability to generate cash through operations. Reconciliations of the non-IFRS and non-GAAP measures used by the Company in this presentation can be found in the Additional Information section of this presentation starting on page 21.  QUALIFIED PERSONS   The technical and scientific information discussed in this presentation with respect to our material properties (McArthur River/Key Lake, Cigar Lake and Inkai) was approved by Scott  Bishop, P. Eng., who is an employee of the Company and is a qualified person for the purposes of National Instrument 43-101.  *** We are permitted, under a multijurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States of America, to prepare the final base shelf prospectus and any applicable shelf prospectus supplement in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the U.S.  An investment in the securities of the Company involves risks. Investors should carefully read the “Risk Factors” section of the Corporation’s final base shelf prospectus and in the documents incorporated by reference therein including any applicable shelf prospectus supplement.  Readers should be aware that the acquisition of the any securities described herein may have tax consequences both in the U.S. and Canada. The final base shelf prospectus delivered herewith or any applicable shelf prospectus supplement may not describe these tax consequences fully. Prospective investors should read the tax discussion in any applicable prospectus shelf supplement and consult their own tax advisors prior to deciding to purchase any of the securities.     Important Notes/Disclaimers (continued)

This presentation includes forward-looking information or forward-looking statements under Canadian and U.S. securities laws, which we refer to as “forward-looking information”. Forward-looking information can generally be identified by the use of words such as “approximately”, “may”, “will”, "could”, “believes”, “expects”, “intends”, "should”, "would”, “plans”, “potential”, "project”, “anticipates”, “estimates”, “scheduled” or “forecasts”, or other comparable terms that state that certain events will or will not occur. It represents the projections and expectations of the Company relating to future events or results as of the date of this presentation. This information about our expectations for the future is based upon our current views, which can change significantly, and actual results and events may be significantly different from what we currently expect. Examples of forward-looking information that may appear in this presentation include but are not limited to: our expectations regarding climate change; uranium fundamentals; strategy including investment in the nuclear fuel value chain; growth in demand for energy, including clean energy; the potential joint acquisition; percentages of the potential joint acquisition; timeline of the potential joint acquisition; various growth factors and drivers for Westinghouse segments; nuclear energy becoming an increasingly critical source of carbon-free energy; the potential joint acquisition creating a platform for growth across the nuclear value chain; expected enhancement of our financial profile and diversification of our business mix; expected maintenance of our financial strength and continuation of our strategy execution; the potential partnership's ability to create value-accretive operational efficiencies; energy demand growth to 2050; fossil fuel retirement; the potential clean energy gap; support for nuclear energy growth from macroeconomic, geopolitical and energy policies; and potential joint acquisition corporate organizational structure. Material risk factors that could cause actual results or events to differ materially from those expressed in, or implied by, the forward-looking statements contained in this presentation, are disclosed in the sections entitled “Material risks”, “Material risks that could cause actual results to differ materially” and “Risks that can affect our business” in our Annual Information Form (the “AIF”), “Material risks” and “Material risks that could cause actual results to differ materially” of the annual management discussion and analysis for the year ended December 31, 2021 (the “Annual MD&A”) and “Material risks” section of the quarterly management, discussion and analysis for the quarter ended June 30, 2022 (“Q2 MD&A”), as such disclosure shall be updated from time to time in Cameco’s continuous disclosure documents. Readers are cautioned that the risks referred to above are not the only ones that could affect Cameco. Additional risks and uncertainties not currently known to Cameco or that Cameco currently deems to be immaterial may also have a material adverse effect on Cameco's financial position, financial performance, cash flows, business or reputation. Forward-looking statements made in this presentation are based on a number of assumptions that Cameco believed were reasonable at the time it made each forward-looking statement. Refer in particular, but without limitation, to the sections entitled “Material assumptions” and “Assumptions” of the AIF, “Material assumptions” and “Assumptions” of the Annual MD&A, and “Material assumptions” of the Q2 MD&A for a discussion of certain assumptions that Cameco has made in preparing forward-looking statements included or incorporated by reference in the presentation. The foregoing assumptions, although considered reasonable by Cameco on the day it made the forward-looking statements, may prove to be inaccurate. Accordingly, our actual results could differ materially from our expectations. There can be no assurance that forward-looking information and statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Investors are cautioned that forward-looking information and statements are not guarantees of future performance. Cameco cannot assure investors that actual results will be consistent with the forward-looking information and statements. Accordingly, investors should not place undue reliance on forward-looking information and statements due to the inherent uncertainty therein. For additional information with respect to risks, uncertainties and assumptions, please refer to the “Risk Factors” section of the final base shelf prospectus of Cameco dated September 26, 2022, as well as any risk factors disclosed in the documents incorporated by reference therein.  The forward-looking information and statements included in this presentation represent our views as of the date of this presentation and should not be relied upon as representing our views as of any subsequent date. While we anticipate that subsequent events and developments may cause our views to change, we specifically disclaim any intention or obligation to update forward-looking information, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.  Forward-looking information contained in this presentation about prospective results of operations, financial position or cash flows that are based upon assumptions about future economic conditions and courses of action are presented for the purpose of assisting you in understanding management’s current views regarding those future outcomes, and may not be appropriate for other purposes.         Forward-Looking Information Caution

Transaction Overview

Cameco
Energizing a clean-air world

Cameco Brookfield Renewable Westinghouse

Overview	• Acquisition of Westinghouse Electric Company corporate group by an acquisition entity jointly owned by Brookfield Renewable and Cameco for a base purchase price of US$7.875 billion, subject to customary adjustments for cash, indebtedness and working capital
Joint Venture Structure / Ownership	• Brookfield Renewable and its institutional partners will hold 51.0% of the equity interests in the acquisition entity and Cameco will hold the remaining 49.0% • The board of the acquisition entity will be composed of six directors, with three directors appointed by Brookfield and three directors appointed by Cameco • Directors to vote in accordance with the percentage ownership of the party that nominated such directors • A list of key reserved matters will not be undertaken unless approved by a majority of the directors, including at least one Cameco director and one Brookfield director • Reserved matters will include decisions such as approval of the annual budget, entry into material contracts, making significant investments, entering into new lines of business and related-party transactions
Approvals / Conditions	• Subject to the approval of a majority of the minority of Brookfield Business Partners unitholders[1] • Subject to customary closing conditions and certain regulatory approvals
Timing	• Closing is anticipated to occur in the second half of 2023
Pro Forma WEC Capital Structure	• Current Westinghouse capital structure expected to remain in-place; estimated debt position of US$3.4B • Implies a total estimated equity purchase price of ~US$4.5B • Cameco's required equity contribution is ~US$2.2B net to its 49.0% interest in Westinghouse
Financing Strategy	• Goldman Sachs and a banking affiliate of CIBC World Markets Inc. have provided a fully committed financing facility • Permanent financing with a mix of capital sources (cash, debt and equity) designed to preserve balance sheet and ratings strength, while maintaining healthy liquidity

[1]*As defined in Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions.*

5

Nuclear Fuel Cycle Nuclear sustainability services* Global Laser Enrichment C* SMR and advanced  reactor technology * * Emerging Opportunities C – Cameco; W - Westinghouse C W W C C C C

Favorable Macroeconomic Backdrop Supportive of Nuclear Growth Thermal Replacement Replace up to 85%2 of grid running on carbon emitting thermal power with a clean, reliable alternative Challenges to Achieving Net-Zero Carbon Targets Energy Poverty Lift one-third3 of the global population out of energy poverty and insecurity Electrifying Industry Electrify industries largely powered by carbon emitting thermal energy today Expect Growing Global Electricity Demand and an Accelerating Focus on Electrification and Decarbonization to Drive Demand for Nuclear Energy Growing Demand for Electricity1 Source: 1IEA World Energy Outlook 2021. Projections based on the Stated Policies Scenario; 2 IPCC Summary for Policymakers – Global Warming of 1.5º C; 3Our World in Data: Energy poverty and indoor air pollution.

Increasing Need for Zero-Carbon Energy Source to Meet Growing Electricity Demand

Cameco
Energizing a clean-air world

Nuclear Energy is Expected to Play a Critical Role in Future Power Generation

- Energy demand is expected to grow at ~2% per year to 2040[1]
- Fossil fuel retirements due to decarbonization expected to contribute to energy gap that must be filled by other power generation sources
- Traditional renewables are projected to provide up to 75% of future energy needs, but cannot support 100% of demand due to their intermittent nature and limitations of batteries[2]

Nuclear energy is important to help fill the clean energy gap left by fossil fuels and renewables as well as energy storage limitations

Nuclear Meets All Key Power Generation Objectives

	Nuclear	CCGT	Coal	Wind	Solar	Hydro
Baseload	✓	✓	✓	✗	✗	✓
Capacity Factor	✓	✓	✓	✗	✗	✗
Low Emissions[3]	✓	✗	✗	✓	✓	✓
Ability to Add Additional Capacity	✓	✓	✗[4]	✓	✓	✗[5]
Large-Scale Output[6]	✓	✓	✓	✗	✗	✓
Protected from Fuel Supply Interruption	✓	✗	✗	✗	✗	✓
Average Levelized Cost of Electricity (US$/MWh)[7]	~$40	~$80	~$100	~$70	~$95	~$90

Nuclear Energy Represents a Safe, Reliable and Affordable Source of Baseload Carbon-Free Power

[1] IEA World Energy Outlook 2021, [2] International Renewable Energy Agency Global Energy Transformation: A Roadmap to 2050'; [3] Based on grams of CO_2 emitted per kilowatt-hour produced; [4] Coal capacity can be increased but expansion is tempered by policy issues; [5] Limited availability of additional sites for large-scale hydro development in most countries; [6] Based on output capacity of typical power plants of each type (1,000 MW or higher defined as plants with large-scale output). [7] Based on median levelized costs of electricity by plant category from Projected Costs of Generating Electricity 2020, IEA.

8

Global Political Environment Conducive to Continued Investment in Nuclear Energy

Cameco
Energizing a clean-air world

Global Support for Nuclear Energy Growing

April 2022
The British Energy Security Strategy included plans to increase nuclear output threefold by 2050, constructing up to eight reactors by 2030

March 2022
Federal budget included ~$100M in support for small modular reactor (SMR) technology and research

August 2022
Biden Inflation Reduction Act provides US $30B in support for US nuclear reactor fleet, which is expected to keep much, if not all, of at-risk capacity on the grid

February 2022
French President announced plans to build at least six new nuclear power plants and to consider building a further eight by 2050

June 2022
Energoatom signed agreement with Westinghouse to increase AP1000 build out from five to nine, and contracted as primary fuel provider



May 2022
Nuclear Power included in the REPowerEU plan to reduce reliance on Russian gas

July 2022
Newly elected President announced a new energy policy – minimum 30% nuclear by 2030

May 2022
Pledged to restart idled nuclear plants to stabilize energy prices and supply

April 2022
Approved construction of six new nuclear reactors to support energy security and climate goals

March 2022
Announced the completion of the expansion of a major nuclear power plant; expected to award third operating license

426[1] Reactors in Operation Globally



Reactors Under Construction[1]
China 18
India 8
Africa & Middle East 8
Asia 7
Russia 4
Eastern Europe 3
European Union 3
Americas 2
United Kingdom 2
United States 2

57 Reactors Under Construction Globally



China's Reactor Fleet[1]
18
55
Operating
Under Construction

Substantial Nuclear Energy Capacity in China and Expected to Grow

Supportive Political Backdrop as Countries Globally Have Been Increasingly Committed to Investing in Nuclear Power

9

Source: [1]International Atomic Energy Agency ("IAEA") PRIS.

Shifting Industry Dynamics Supportive of Strong Uranium and Nuclear Fuels Opportunities

Cameco
Energizing a clean-air world

Near, Medium & Long-term Demand Increasing

Near-Term	• Funding to save reactors at risk of early retirement / closure
Medium-Term	• Reactor life-extensions
Long-Term	• Reactor new builds and development of small modular and micro reactors

Geopolitical Developments – Security of Supply Concerns





Russian Energy Supply Capacity[1]
14%
27%
39%
Uranium
Conversion
Enrichment

Price Increases Across the Fuel Cycle[2]

*Increase since January 2020



Uranium Spot
Uranium Long-Term
Uranium (US$/lb U_3O_8)
$60
$50
$40
$30
$20
57%*
96%*
Jan-20
Jul-20
Jan-21
Jul-21
Jan-22
Jul-22



Conversion Spot
Conversion Long-Term
Enrichment Spot
Enrichment Long-Term
Enrichment (US$/SWU)
Conversion (US$/kgU UF_6)
$160
$120
$80
$40
$0
160%*
93%*
70%*
48%
Jan-20
Jul-20
Jan-21
Jul-21
Jan-22
Jul-22

Strong Uranium, Conversion and Enrichment Prices Due to Heightened Security of Supply Concerns Exacerbated by Ongoing Geopolitical Tensions

10

Source: [1]2022 Q1 UMO, CMO and EMO Data – Base Supply from Russia | [2] Average of monthly prices reported by TradeTech on September 30, 2022 and UxC on September 26, 2022

Vision aligned with the world’s growing need for carbon-free energy Nuclear power can help avoid some of the worst consequences of climate change Our strategy is positioning Cameco to achieve our vision Growing Demand Driven By Global focus on: Electrification Decarbonization Country net-zero targets Company net-zero targets Energy security Infrastructure investments Uncertain Supply Planned supply curtailments Unplanned supply disruption Underinvestment in existing capacity Underinvestment in new capacity Decreasing secondary supply Geopolitical and trade policy risk Cameco is Well-Positioned Strategy to capture full-cycle value Idled tier-one and tier-two capacity Long-term contract portfolio Operational flexibility Project pipeline – brownfield More than mining – invested across the fuel cycle Right Vision and Strategy Cameco is Strategically Positioned to Benefit from Clean Energy and Favourable Uranium Market Fundamentals

Cameco is Operating and Invested Across the Nuclear Fuel Cycle

Cameco
Energizing a clean-air world

Tier One Uranium Assets

Cigar Lake *(54.5%[1])* *Saskatchewan, Canada*	**McArthur River** *(69.8%) /* **Key Lake** *(83.3%)* *Saskatchewan, Canada*	**Inkai** *(40%)* *Kazakhstan*
Uranium Grades 100 Times the World Average	**The World's Largest, High-Grade Uranium Mine / Mill**	**A Significant Low-Cost Source of Uranium**
Licensed Capacity (100%): **18** M lbs/yr	Licensed Capacity (100%): **25** M lbs/yr	Licensed Capacity (100%): **10.4** M lbs/yr
Reserves and Resources *(100%; Contained and % Grade U_3O_8)*	**Reserves and Resources** *(100%; Contained and % Grade U_3O_8)*	**Reserves and Resources** *(100%; Contained and % Grade U_3O_8)*
P&P: **152.4** M lbs @ **15.4%**	P&P: **393.9** M lbs @ **6.6%**	P&P: **281.2** M lbs @ **0.04%**
M&I: **103.7** M lbs @ **13.8%**	M&I: **9.0** M lbs @ **2.5%**	M&I: **89.1** M lbs @ **0.03%**

Tier Two Uranium Assets and Advanced Projects

Rabbit Lake	US ISR Operations	Millennium	Yeelirrie	Kintyre
(100%)	*(100%)*	*(69.9%)*	*(100%)*	*(100%)*
Saskatchewan	*Nebraska & Wyoming*	*Saskatchewan*	*Western Australia*	*Western Australia*







Fuel Services



Blind River Refinery

World's Largest Commercial Uranium Refinery

- 18 M kgU as UO_3 p.a. (licensed up to 24 M kgU subject to certain equipment upgrades)



Port Hope Conversion Facility

Canada's Only Uranium Conversion Facility

- Produces UF_6 and UO_2
- Licensed Capacity: 12.5 M kgU UF_6 & 2.8 M kgU UO_2



Cameco Fuel Manufacturing

Manufactures Fuel Bundles and Reactor Components for CANDU heavy water Reactors

- Capacity: 1.2 M kgU as UO_2 fuel pellets

Other Fuel Cycle Investments



Global Laser Enrichment (GLE)

Developing and Testing Third-Generation Laser Enrichment Technology

- Commercial lead with option to attain a majority interest of up to 75%

Note: Reserves and resources as at Dec. 31, 2021. See slides 22 and 23 for breakdown of tonnes and grade for each category of mineral reserves and resources | [1] Reflects increase in ownership to 54.5% effective May 19, 2022.

12

Align production with contract portfolio and market signals Strategically patient long-term contracting Balanced portfolio Optimize market-related portion of contract portfolio, with focus on protection from commodity volatility Self-manage risk Supports opportunistic investment in nuclear fuel value chain Strategically aligned contracting discipline Operationally flexible supply discipline Risk-managed financial discipline Cameco's Disciplined Strategy of Full-Cycle Value Capture

Operating Plant Services (“OPS”) Environmental Services Global provider of engineering, maintenance and repair services as well as highly-engineered parts and consumables to the global nuclear power sector The company operates through three key business segments: Revenue by Business Segment (US$) US$3.3B 2021Net Revenue US$695M 2021Adjusted EBITDA 21% 2021 Adjusted EBITDA Margin Long-term Customer Relationships Large-scale Global Operations Fuel and Service Provider to Global Nuclear Reactor Fleet Westinghouse Operates Globally in Nuclear Services and Technology Energy Systems Main Operational Sites Global Headquarters Fuel Fabrication Facilities Summary Overview Large-Scale Global Business Platform 2021 Financials 1 Adjusted EBITDA is a non-GAAP measure which does not have a standardized meaning or a consistent basis of calculation under U.S. GAAP and should not be considered in isolation or as a substitute for financial information prepared according to U.S. GAAP. Other companies may calculate this measure differently, so you may not be able to make a direct comparison to similar measures presented by other companies. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue. A reconciliation of non-GAAP measures to the most comparable financial measure can be found on slide 21. Adjusted EBITDA by Business Segment (US$)1

Westinghouse Business Unit Overview

Westinghouse

Cameco

Energizing a clean-air world

	Operating Plant Services				Environmental Services		Energy Systems
Business Unit	**Outage and Maintenance Services**	**Engineered Systems and Solutions**	**Parts**	**Nuclear Fuel**	**Government Services**	**Decontamination & Decommissioning**	**New Plant Projects**
Description	Refueling, maintenance, inspection and repair services	Engineering support for controls equipment, plant modifications, and components	Provides replacement parts (e.g. control rod drives)	Designs and fabricates fuel	Provides site management services to government customers, primarily the U.S. and U.K.	Decontamination, dismantling and waste management services	Designs, develops and procures equipment for new plants on a cost-plus basis
Business Profile	Strong, long-term customer relationships – predictable revenue streams	Core business with room for growth	Stable demand	Strong, long-term customer relationships – predictable revenue streams	Growth area		Multi-year projects with no fixed price construction risk
Demand Drivers	Safety-related maintenance and regulatory compliance; asset performance	Long-term customer relationships, emergent and new plants	Largely consumables needed on recurring basis for plants to maintain safe and efficient operation	18-24 month refueling cycle	Government environmental management budget	Waste mgmt. through life of operations and permanent plant retirements at end of life	New nuclear power plants and MMRs (eVinci)
Recurring	✓	✓	✓	✓	✓	✓ (decommissioning)	✗ ***Highly visible and multi-year projects***

15

Adjusted EBITDA (US$M) & Adjusted EBITDA Margin (%)1 Adjusted Free Cash Flow (US$M) and Adjusted Free Cash Flow Margin (%)1 18% 20% 21% 21% +7% CAGR 78% 79% 78% 79% Westinghouse: Strong Financial Profile –  Long-Term Relationships  Source: WEC historical financial statements | 1Adjusted EBITDA, Adjusted EBITDA margin, Adjusted free cash flow and Adjusted free cash flow margin are non-GAAP measures which do not have a standardized meaning or a consistent basis of calculation under U.S. GAAP and should not be considered in isolation or as a substitute for financial information prepared in according to U.S. GAAP. Other companies may calculate this measure differently, so you may not be able to make a direct comparison to similar measures presented by other companies. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by revenue. Adjusted free cash flow is calculated as Adjusted EBITDA less Capital expenditures. Adjusted free cash flow margin is calculated as Adjusted free cash flow divided by Adjusted EBITDA. A reconciliation of non-GAAP measures to the most comparable financial measure can be found on slide 21.  +7% CAGR Reactors require an outage to re-fuel every 18-24 months Original equipment manufacturer (OEM) status provides predictable demand Predictable Business with Stable Revenue 2021 Net Revenue: US$3.3B Operating Plant Services Environmental Services Energy Systems Revenue Profile

Strategic Partnership Between Cameco and Brookfield Renewable Expected to Complement Cameco’s Participation in the Nuclear Fuel Value Chain Complements Cameco’s tier-one uranium assets and fuel services with Westinghouse’s global nuclear fuel and plant services platform for light water reactors Expected to augment and expand Cameco’s ability to meet the growing demand for nuclear fuel supplies and services that are reliable and secure Reliable and Secure Fuel Supplies Expected to be Accretive to Cameco Expected to be accretive to Cameco’s cash flow after closing of the acquisition, prior to giving effect to new revenue opportunities Westinghouse’s strong, long-term customer relationships and reliable revenue streams are expected to generate stable cash flow, and complement Cameco’s existing business Accretive on Key Metrics Expect New Revenue Opportunities in Addition to WEC’s Contribution Expanded ability for Cameco to satisfy existing and new customer needs Expected to result in additional revenue opportunities for Cameco in the future New Revenue Opportunities Provides Platform for Further Growth Expect to maintain strong balance sheet through disciplined funding strategy and continued execution of strategy Expanding reach in an industry that has historically performed well during varying macroeconomic environments due to the baseload nature of nuclear power and strong customer base Enhanced Financial Strength Expect Acquisition to Create a Strategic Partnership Allowing Further Participation in and Support for the Growing Momentum for Nuclear Energy Positions Cameco to create a platform for strategic growth across the nuclear fuel value chain Expected to reinforce Cameco’s position as one of the global leaders in championing the clean energy transition Create Platform for Strategic Growth

Expect Partnership to Enhance Cameco’s Financial Profile and Diversify Business Mix Cameco Standalone Revenue ($M) Comparison of Cameco and Westinghouse ($M) Westinghouse shown on a pro rata 49% basis. Revenue (LTM June 2022) Adjusted EBITDA1 (LTM June 2022) $1,800 $1,475 $1,781 Uranium Earnings ($M) Fuel Services Earnings ($M) Returning to Tier One Cost Structure – Responsible Supply Decisions During Trough Production Consistently Supports Long-Term Needs of Our Customers Source: Cameco historical financial statements and MD&A,| Note: Cameco uses IFRS and Westinghouse U.S. GAAP. 1 Adjusted EBITDA is a non-IFRS and non-GAAP measures which does not have a standardized meaning or a consistent basis of calculation under IFRS or U.S. GAAP and should not be considered in isolation or as a substitute for financial information prepared in according to IFRS or U.S. GAAP. Other companies may calculate this measure differently, so you may not be able to make a direct comparison to similar measures presented by other companies. Adjusted EBITDA, for Cameco, and Adjusted EBITDA, for Westinghouse, are calculated differently. WEC Adjusted EBITDA of $701M converted to CAD based on average CAD / USD exchange rate over the period of 1.2659 and multiplied by Cameco's contemplated interest of 49%. Segment earnings shown before income taxes. A reconciliation of non-IFRS and non-GAAP measures to the most comparable financial measure can be found on slide 21.

Acquisition is Expected to Generate Additional Revenue Opportunities Near-Term Potential New Revenue Opportunities Opportunity to Win New Business from Customers Seeking an Integrated Fuel Supply Option New customers: mainly Eastern Europe (Bulgaria, Slovakia) Existing customers: mainly Eastern Europe (CEZ, Ukraine, Finland) Opportunity to Provide Improved Access for Customers to Uranium and Conversion Services New customers: Eastern Europe Existing customers Longer-Term Longer Term Opportunity for Growth from New Capacity Reactor new-build Other Opportunities Other Potential Opportunities Springfields site collaboration Environmental Services Fuel Fabrication Potential Opportunities

Additional Information

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted free cash flow and Adjusted free cash flow margin are non-GAAP measures which do not have a standardized meaning or a consistent basis of calculation under IFRS and U.S. GAAP and should not be considered in isolation or as a substitute for financial information prepared in according to IFRS and U.S. GAAP. Other companies may calculate these measures differently, so you may not be able to make a direct comparison to similar measures presented by other companies. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by revenue Adjusted free cash flow is calculated as Adjusted EBITDA less Capital expenditures Adjusted free cash flow margin is calculated as Adjusted free cash flow divided by Adjusted EBITDA Westinghouse Adjusted EBITDA and Adjusted Free Cash Flow Reconciliation (US$M) Cameco Adjusted EBITDA Reconciliation ($M) Historical Non-GAAP and Non-IFRS Reconciliations Source: Westinghouse and Cameco historical financial statements and MD&A.

Cameco's Mineral Reserves
As of December 31, 2021

Cameco
Energizing a clean-air world

PROVEN AND PROBABLE
(tonnes in thousands; pounds in millions)

		Proven			Probable			Total Mineral Reserves			Cameco Share Reserves	
Property	Mining Method	Tonnes	Grade % U_3O_8	Content (LBS U_3O_8)	Tonnes	Grade % U_3O_8	Content (LBS U_3O_8)	Tonnes	Grade % U_3O_8	Content (LBS U_3O_8)	Content (LBS U_3O_8)	Metallurgical Recovery (%)
Cigar Lake	UG	271.0	15.90	95.0	177.5	14.67	57.4	448.5	15.41	152.4	**76.2**	98.5
Key Lake	OP	61.1	0.52	0.7	-	-	-	61.1	0.52	0.7	**0.6**	95
McArthur River	UG	2,139.6	6.97	328.9	575.1	5.13	65.1	2,714.7	6.58	393.9	**275.0**	99
Inkai	ISR	264,001.7	0.04	226.9	80,459.5	0.03	54.3	344,461.2	0.04	281.2	**112.5**	85
Total		**266,473.4**	**-**	**651.5**	**81,212.1**	**-**	**176.8**	**347,685.5**	**-**	**828.2**	**464.3**	**-**

(UG – Underground, OP – open pit, ISR – in situ recovery)
Note that the estimates in the above table:

- use a constant dollar average uranium price of approximately $50 (US) per pound U_3O_8 except Inkai, where an average uranium price of approximately $35 (US) per pound U_3O_8 was used by JV Inkai
- are based on exchange rates of $1.00 US=$1.25 Cdn and $1.00 US=425 Kazakhstan Tenge

Cameco's estimate of mineral reserves and mineral resources may be positively or negatively affected by the occurrence of one or more of the material risks discussed under the heading Forward looking information on page 4, as well as certain property-specific risks discussed in Cameco's most recent annual information form.

Please see mineral reserves and resources section of Cameco's most recent annual information form for the specific assumptions, parameters and methods used in the estimate of Cigar Lake, McArthur River, and Inkai mineral reserves.

Metallurgical recovery
Cameco reports mineral reserves as the quantity of contained ore supporting Cameco's mining plans and provided an estimate of the metallurgical recovery for each uranium property. The estimate of the amount of valuable product that can be physically recovered by the metallurgical extraction process is obtained by multiplying the quantity of contained metal (content) by the planned metallurgical recovery percentage. The content and share of uranium in the table above are before accounting for estimated metallurgical recovery.

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Note: As of December 31, 2021 (100% - only the shaded column shows Cameco's share)

Cameco's Mineral Resources
As of December 31, 2021

Cameco
Energizing a clean-air world

Measured, indicated and inferred
(tonnes in thousands; pounds in millions)

	Measured Resources (M)			Indicated Resources (I)				Cameco Share	Inferred Resources			Cameco Share
Property	Tonnes	Grade % U_3O_8	Content (LBS U_3O_8)	Tonnes	Grade % U_3O_8	Content (LBS U_3O_8)	Total M+I Content (LBS U_3O_8)	Total M+I Content (LBS U_3O_8)	Tonnes	Grade % U_3O_8	Content (LBS U_3O_8)	Inferred Content (LBS U_3O_8)
Cigar Lake	26.8	7.55	4.5	313.3	14.37	99.3	103.7	51.9	186.4	5.58	22.9	11.5
Fox Lake	-	-	-	-	-	-	-	-	386.7	7.99	68.1	53.3
Kintyre	-	-	-	3,897.7	0.62	53.5	53.5	53.5	517.1	0.53	6.0	6.0
McArthur River	91.7	2.63	5.3	74.5	2.26	3.7	9.0	6.3	41.0	2.85	2.6	1.8
Millennium	-	-	-	1,442.6	2.39	75.9	75.9	53.0	412.4	3.19	29.0	20.2
Rabbit Lake	-	-	-	1,836.5	0.95	38.6	38.6	38.6	2,460.9	0.62	33.7	33.7
Tamarack	-	-	-	183.8	4.42	17.9	17.9	10.3	45.6	1.02	1.0	0.6
Yeelirrie	27,172.9	0.16	95.9	12,178.3	0.12	32.2	128.1	128.1	-	-	-	-
Crow Butte	1,558.1	0.19	6.6	939.3	0.35	7.3	13.9	13.9	531.4	0.16	1.8	1.8
Gas Hills - Peach	687.2	0.11	1.7	3,626.1	0.15	11.6	13.3	13.3	3,307.5	0.08	6.0	6.0
Inkai	87,192.7	0.03	56.1	65,236.0	0.02	32.9	89.1	35.6	36,165.2	0.03	23.9	9.6
North Butte – Brown Ranch	621.3	0.08	1.1	5,530.3	0.07	8.4	9.5	9.5	294.5	0.07	0.4	0.4
Ruby Ranch	-	-	-	2,215.3	0.08	4.1	4.1	4.1	56.2	0.14	0.2	0.2
Shirley Basin	89.2	0.16	0.3	1,638.2	0.11	4.1	4.4	4.4	508.0	0.10	1.1	0.1
Smith Ranch – Highland	3,703.5	0.10	7.9	14,372.3	0.05	17.0	24.9	24.9	6,861.0	0.05	7.7	7.7
Total	**121,143.4**	**-**	**179.4**	**113,484.3**	**-**	**406.4**	**585.9**	**447.4**	**51,774.0**	**-**	**204.5**	**153.9**

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Note: As of December 31, 2021 (100% - only the shaded column shows Cameco's share). Note: Mineral resources: Do not include amounts that have been identified as mineral reserves; Do not have demonstrated economic viability; Totals may not add due to rounding